Exhibit 10.14

                               FIRST AMENDMENT TO
                GUM TECH INTERNATIONAL, INC. EMPLOYMENT AGREEMENT
                              WITH CARL J. JOHNSON

     This Amendment is entered into between Gum Tech International, Inc. ("Company") and Carl J. Johnson ("Executive") as of the 7th day of February, 2002.

     WHEREAS, the Company and the Executive have previously entered into an Employment Agreement dated July 1, 2001 ("Agreement");

     WHEREAS, the parties desire to amend the Agreement to provide the Executive with certain additional benefits.

     RESOLVED, that the parties hereby amend the Agreement as follows:

     1. Section 1.2(a) of the Agreement is hereby amended and restated as follows:

          (a) Executive will serve as President and Chief Executive Officer of the Company, reporting directly to the Board of Directors of the Company. Executive agrees to perform services not inconsistent with these positions as shall from time to time be assigned to Executive by the Board.

     2. Section 2.2 of the Agreement is hereby amended and restated as follows:

          An annual bonus, beginning with the first year of employment, will be $112,500.00, based on meeting specified goals. After the first year of employment, the annual bonus target will be equal to at least one-half of Executive's Base Salary for the applicable year, based on meeting specified goals. The goal measurements will be based on 30% revenue, 40% net earnings and 30% business plans/strategies. The Board, or a committee thereof, will establish in each fiscal year during the term hereof an executive goal measurement plan. Any bonus under any such plan is referred to herein as the "Annual Incentive Bonus." This Annual Incentive Bonus shall be paid within ninety (90) days of the end of the year for which it is calculated. For the period July 1, 2001 through December 31, 2001, Executive shall be paid a pro rata Annual Incentive Bonus. After December 31, 2001, Executive's Annual Incentive Bonus will be calculated on a calendar year basis. For the period January 1, 2004 through June 30, 2004, Executive shall be paid a pro rata Annual Incentive Bonus.

     3. Section 2.4 of the Agreement is hereby amended by adding the following
(d) to the end thereof:

          (d) LIFE INSURANCE AND DISABILITY INSURANCE. In addition to other insurance benefits provided to Executive pursuant to this Agreement, the Company will provide Executive, at the Company's cost, life insurance and disability insurance coverage in amounts and at levels agreed upon between the parties. Once these amounts and levels have been determined, this coverage will not be modified or terminated without the signed, written consent of both parties.
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     4. Section 2.5 of the Agreement is amended and restated in its entirety as follows:

          2.5 RELOCATION EXPENSES. Executive will receive up to $50,000.00 for relocation expenses from the Grand Rapids, Michigan area to a location designated by the Company by December 31, 2001. The Company will reimburse Executive for reasonable travel and temporary living expenses in the Phoenix, Arizona area until a determination has been made regarding the place to be designated by the Company for Executive's permanent relocation. Also, in the event that Executive's current residence is not sold within 90 days of determination by the Company that Executive should permanently relocate from the Grand Rapids, Michigan area, the Company guarantees the purchase of the residence at the middle price of three (3) appraisals that Executive must obtain, or, protection for the sale of the residence up to $35,000.00 from the middle appraisal price. Any relocation requirement by the Company shall be within the continental United States. Any amounts paid to Executive pursuant to this Article 2.5 shall be increased to pay for any tax liability incurred by Executive as a result of the payment of these funds.

     5. All other portions of the Agreement shall remain the same and continue in full force and effect.


                                        Gum Tech International, Inc.


Dated: February 7, 2002                 By  /s/ Edward E. Faber
                                            ------------------------------------

                                        Its Chairman of the Board
                                            ------------------------------------


                                        EXECUTIVE

Dated: February 7, 2002                 /s/ Carl J. Johnson
                                        ----------------------------------------
                                        Carl J. Johnson

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